UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 14, 2007, TeleTech Holdings, Inc. (“TeleTech”) received a Nasdaq Staff Determination letter from The Nasdaq Stock Market indicating that the Company’s securities are subject to delisting from The Nasdaq Global Market because TeleTech has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and is therefore not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14). TeleTech announced on November 20, 2007 that it will request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). Pending a decision by the Panel, TeleTech common shares will remain listed on the NASDAQ Stock Market.
As announced on November 9, 2007, TeleTech’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 is due to a self-initiated review of the company’s equity-based compensation practices by the Audit Committee of the company’s Board of Directors. Based on the work conducted so far, management presently believes that TeleTech will be required to incur additional non-cash compensation charges for prior periods and that restatement of previous interim and annual financial statements for the periods 1999 through 2007 is likely. The Form 10-Q for the third quarter of 2007 and the filing of restated financial statements for prior periods, if required, will be filed following completion of the Audit Committee’s review and the review of the required adjustments to TeleTech’s financial statements by its independent registered accounting firm.
The press release issued by TeleTech on November 20, 2007 in connection with this matter is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: November 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 20, 2007